As filed with the Securities and Exchange Commission on February 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	13-2626465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Douglas Street

Omaha, Nebraska 68179

(402) 544-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Theisen, Jr.

Associate General Counsel

1400 Douglas Street

Omaha, Nebraska 68179

(402) 544-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Warrants to Purchase Debt Securities
Preferred Stock, no par value
Warrants to Purchase Preferred Stock
Common Stock, par value $2.50 per share

(1)	In United States dollars or the equivalent thereof in foreign currency or currency units. An indeterminate aggregate offering price or number of securities of each class identified is being registered as may be offered from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

We may sell from time to time, in one or more offerings:

•	Debt Securities

•	Preferred Stock

•	Common Stock

•	Warrants to purchase Debt Securities or Preferred Stock

Debt securities and preferred stock may be convertible into debt securities, preferred stock or common stock. Any securities may be sold separately or as units with other securities.

When we decide to sell particular securities, we will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement to this prospectus, together with any information incorporated by reference in this prospectus and any supplement to this prospectus, carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. If any underwriters, agents or dealers are involved in the sale of any securities in connection with the delivery of this prospectus, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. The discussion under the heading “Plan Of Distribution” provides more information on this topic.

Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000. Our common stock is listed on the New York Stock Exchange under the symbol “UNP”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 12, 2018

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration or continuous offering process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to this registration statement and its exhibits. The exhibits to this registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain a copy of the registration statement and other documents as indicated under the heading “Where You Can Find More Information” beginning on page 19 of this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The information contained in this prospectus is not complete and may be changed. We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. You should assume that the information in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of its date or as of the date of this prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

The terms “Union Pacific,” “Company,” “we,” “us” and “our” used in this prospectus refer to Union Pacific Corporation (together with its subsidiaries) unless otherwise stated or the context otherwise provides. However, in the description of securities that may be issued pursuant to this prospectus, references to “we”, “us” and “our” are to Union Pacific Corporation only and not to any of its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any prospectus supplement and statements in other reports or information filed or to be filed with the SEC and incorporated by reference herein or therein (as well as information included in oral statements or other written statements made or to be made by us) are, or will be, forward-looking statements as defined by the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements and information include, without limitation, (A) statements and information specifically identified in our Current Reports on Form 8-K and our reports on Forms 10-K and 10-Q (including statements and information (i) identified under the caption “Cautionary Information” in such periodic and annual reports and (ii) incorporated by reference herein or in our reports filed with the SEC) and (B) statements and information regarding: expectations as to financial performance, revenue growth and cost savings; the time by which goals, targets, or objectives will be achieved; projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, future economic performance, and general economic conditions; expectations as to operational or service performance or improvements; expectations as to the effectiveness of steps taken or to be taken to improve operations and/or service, including capital expenditures for infrastructure improvements and equipment acquisitions, any strategic business acquisitions, and modifications to our transportation plans; expectations as to existing or proposed new products and services; expectations as to the impact of any new regulatory activities or legislation on our operations or financial results; estimates of costs relating to environmental remediation and restoration; estimates and expectations regarding tax matters; expectations that claims, litigation, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated results of operations, financial condition, or liquidity and any other similar expressions concerning matters that are not historical facts. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words, phrases or expressions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements and information reflect the good faith consideration by management of currently available information, and may be based on underlying assumptions believed to be reasonable under the circumstances. However, such information and assumptions (and, therefore, such forward-looking statements and information) are or may be subject to variables or unknown or unforeseeable events or circumstances over which management has little or no influence or control. The Risk Factors discussed in Item 1A of our Annual Report on Form 10-K filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement. To the extent circumstances require or we deem it otherwise necessary, we will update or amend those Risk Factors on a Form 10-Q, Form 8-K, subsequent Form 10-K or any prospectus supplement. All forward-looking statements are qualified by, and should be read in conjunction with, these Risk Factors, and you should review the information under the caption “Risk Factors” in this prospectus.

Forward-looking statements and information speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements or information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

THE COMPANY

Union Pacific Corporation owns Union Pacific Railroad Company, its principal operating subsidiary and one of America’s most recognized companies. Union Pacific Railroad Company links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. Union Pacific Railroad Company’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. It offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific Railroad Company serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If appropriate, additional discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 2017. We do not have any preferred stock outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	YEAR ENDED DECEMBER 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges	11.8x	13.5x	11.6x	9.6x	10.3x

The ratio of earnings to fixed charges was computed on a consolidated basis. Earnings represent net income, less equity earnings net of distributions, plus fixed charges and income taxes. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest portion of rental charges.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, acquisitions and other capital expenditures and any then effective stock repurchase programs. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The debt securities will be issued under one or more indentures. We have entered into separate indentures with each of Wells Fargo Bank, National Association, successor to Citibank, N.A., as trustee, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee. Alternatively, we may choose another trustee that we will identify in a prospectus supplement relating to the particular debt securities being offered.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference to exhibits to registration statements for the debt securities that we have filed with the SEC. We encourage you to read the indentures for additional information before you buy any debt securities issued by the Company. Capitalized terms used in this section and not defined have the definitions given to them in the indentures.

General

The debt securities may be either senior securities or subordinated securities, and will be unsecured unless we are required to secure the debt securities as described below under “Covenants.” The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the board of directors. (Section 301) Debt securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

Senior securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Subordinated securities will be unsecured and will be subordinated and junior to all “senior indebtedness,” which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.

We may issue the debt securities in one or more series with the same or various maturities at par, at a premium or at a discount. We may reopen a previous issue of a series of debt securities and issue additional debt securities of the series. If we sell any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates, we will sell such securities at a discount, which may be substantial, from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the related prospectus supplement.

The prospectus supplement that relates to specific debt securities will describe the following terms:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

•	whether such debt securities are senior securities or subordinated securities;

•	the terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

•	the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

•	if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or at the election of the purchaser, the manner in which such election may be made;

•	if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

If we sell any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, any premium on, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be described in the related prospectus supplement.

Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, by first class mail, to the address of the person entitled thereto as it appears on our registry books or the registry books of our agent.

Unless otherwise specified in the prospectus supplement, we will issue the debt securities only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by:

•	the depositary for such global security to a nominee of such depositary;

•	a nominee of such depositary to such depositary or another nominee of such depositary; or

•	the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons maintaining accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons maintaining accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and

•	will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.

Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities.

In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue (subject to the procedures of the depository) individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

Senior Securities

The senior securities will be our direct, unsecured obligations, and will constitute senior indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.

Subordinated Securities

The subordinated securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the applicable indenture and the applicable supplemental indenture to all senior securities (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior indebtedness which we may incur.

The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

The subordinated securities will not be subordinated to our indebtedness that is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

Definitions

Some of the terms defined in Section 101 of the indentures are summarized below.

“Debt” means indebtedness for money borrowed.

“Domestic Subsidiary” means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof.

“Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Subsidiary”, when used with respect to us, means any corporation of which a majority of the outstanding Voting Stock is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or both.

“Voting Stock”, as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

Covenants

The indentures contain certain covenants, including the limitation on liens covenant summarized below, which will be applicable, unless waived or amended, so long as any of the debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Limitation on Liens. We will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness, whether owned on the date of the applicable indenture or thereafter acquired, of any Domestic Subsidiary, to secure any Debt of the Company or any other person (other than the debt securities), without in any such case making effective provision whereby all the outstanding debt securities shall be directly secured equally and ratably with such Debt. This restriction will not include any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Mortgage; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided further that such Mortgage shall be limited to all or such part of the stock or indebtedness which secured the Mortgage so extended, renewed or replaced. (Section 1006)

Consolidation, Merger, Conveyance or Transfer

The indentures provide that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	the successor is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on all the outstanding debt securities and the performance of every covenant in the applicable indenture to be performed or observed by us;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction and that all conditions precedent relating to such transaction have been complied with. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the debt securities, and may exercise all of our rights and powers, with the same effect as if it had been named in the applicable indenture as us. (Section 802)

Other than the limitation on liens described above, the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving us or any Subsidiary.

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

The following events are defined in each indenture as “Events of Default” with respect to a series of debt securities issued under such indenture:

1. default for 30 days in payment of any interest on the debt securities of such series;

2. default in payment of principal of or any premium on the debt securities of such series at maturity;

3. default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

4. a default by us in the performance, or breach, of any other covenant or warranty contained in the applicable indenture for the benefit of such series which shall not have been remedied for a period of 90 days after we receive notice as specified in the applicable indenture from the applicable trustee or from the holders of not less than 25% in principal amount of outstanding debt securities of such series;

5. certain events of our bankruptcy, insolvency and reorganization; and

6. any other default provided in the supplemental indenture under which such series of debt securities is issued or in the form of security for such series. (Section 501)

A default under other indebtedness of the Company will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indentures provide that if an Event of Default described in clause (1), (2), (3), (4) or (6) above (if the Event of Default under clause (4) or (6) is with respect to less than all series of debt securities then outstanding) shall have occurred and is continuing with respect to any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The indentures provide that if an Event of Default described in clause (4), (5) or (6) above (if the Event of Default under clause (4) or (6) is with respect to all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. However, defaults in the payment of principal of, any premium on, or any interest on such debt may not be waived. (Sections 502 and 513)

Under the indentures, the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

A holder of any debt securities of any series may not institute any action under the applicable indenture unless:

•	such holder shall have given the trustee written notice of a continuing Event of Default with respect to such series;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested in writing the trustee to institute proceedings in respect of such Event of Default;

•	such holder or holders shall have offered the trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute any such proceeding for 60 days thereafter; and

•	no inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of such series. (Section 507)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indentures provide that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the applicable indenture, will be required to use the degree of care and skill of a prudent man under the circumstances in the conduct of his own affairs. (Section 601) The indentures further provide that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during such year and of our performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default and the nature and status thereof. (Section 1004)

If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers’ Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 104)

If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indentures

We and the trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the holders of debt securities would not be adversely affected:

1. to evidence the succession of another corporation to us, and the assumption by such successor of our covenants under the applicable indenture and the debt securities of any series;

2. to add covenants by us, or surrender any of our rights or powers conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;

3. to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable indenture, which shall not be inconsistent with the provisions of the applicable indenture;

4. to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities of any series;

5. to evidence and provide for the acceptance of appointment of any successor trustee with respect to one or more series of debt securities and to add or change any provisions of the applicable indenture as shall be necessary to provide for or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture; and

6. to provide any additional Events of Default. (Section 901)

The indentures or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby which would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or

•	modify any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)

Defeasance of the Indentures and Debt Securities

If the terms of any series of debt securities so provide, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series by, in addition to meeting certain other conditions, depositing with the trustee either:

(1) as trust funds in trust an amount sufficient (together with any obligations deposited pursuant to clause (2) below) to pay and discharge the entire indebtedness on all debt securities of such series for principal, premium, if any, and interest to the date of maturity or date of redemption; or

(2) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient (together with any amounts deposited pursuant to clause (1) above), in the written opinion of a firm of nationally recognized independent public accountants, to pay and discharge the entire indebtedness on all such debt securities for principal, premium, if any, and interest. (Section 403)

In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities.

A defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Concerning the Trustees

Wells Fargo Bank, National Association and The Bank of New York Mellon Trust Company, N.A. conduct normal banking relationships with us and certain of our subsidiaries and, in addition, are participants in various financial agreements of the Company. Wells Fargo Bank, National Association and The Bank of New York Mellon Trust Company, N.A. (and/or their affiliates) act as trustee under certain equipment trust agreements of Union Pacific Railroad Company and trustee under various indentures in respect of certain of our securities and of securities of our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of the preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

Summaries of some of the provisions of our revised articles of incorporation follow. We have filed a copy of the revised articles of incorporation as an exhibit to the registration statement. A certificate of amendment to the revised articles of incorporation will specify the terms of the preferred stock being offered, and will be filed as an exhibit to the registration statement or incorporated by reference before the preferred stock is issued.

The revised articles of incorporation authorize us to issue up to 20,000,000 shares of preferred stock, without par value. No shares of preferred stock are currently outstanding, and no shares are reserved for issuance. The board of directors is authorized to issue preferred stock in one or more series from time to time, with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the board of directors. All shares of any one series of preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement.

Preferred stock of a particular series will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to that series. You should refer to the prospectus supplement relating to preferred stock being offered for a description of specific terms, including:

•	the distinctive serial designation and the number of shares constituting the series;

•	the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

•	any redemption, sinking or retirement fund provisions applicable to the preferred stock;

•	the amount or amounts payable upon the shares of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up prior to any payment or distribution of our assets to the holders of any class or classes of stock which are junior in rank to the preferred stock; and

•	any terms for the conversion into or exchange for shares of common stock, shares of preferred stock or debt securities.

The term “class or classes of stock which are junior in rank to the preferred stock” means our common stock and any other class or classes of our stock hereafter authorized that rank junior to the preferred stock as to dividends or upon liquidation.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors out of our funds legally available therefor, cash dividends payable on such dates in March, June, September and December of each year and at such rates per share per year as set forth in the applicable prospectus supplement. The prospectus supplement will also indicate the applicable record dates regarding the payment of dividends. The holders of preferred stock will be entitled to such cash dividends before any dividends on any class of stock junior in rank to preferred stock shall be declared or paid or set apart for payment. Whenever dividends shall not have been so paid or declared or set apart for payment upon all shares of each series of preferred stock, such dividends shall be cumulative and shall be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of our stock junior in rank to the preferred stock. Any such accumulations of dividends on preferred stock shall not bear interest. The foregoing shall not apply to dividends payable in shares of any class or classes of stock junior in rank to the preferred stock.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, shares of common stock, shares of preferred stock or any other class or classes of our stock or debt securities except as set forth in the related prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking, retirement or other analogous fund except as set forth in the related prospectus supplement.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of any series of preferred stock will be entitled to receive payment of or to have set aside for payment the liquidation amount per share, if any, specified in the related prospectus supplement, in each case together with any applicable accrued and unpaid dividends, before any distribution to holders of common stock or any class of stock junior in rank to the preferred stock. A voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or assets to, or our consolidation or merger with one or more corporations, shall not be deemed to be our liquidation, dissolution or winding up for purposes of this paragraph.

Voting Rights

Except as provided below, holders of preferred stock shall be entitled to one vote for each share held and shall vote together with the holders of common stock as one class for the election of directors and upon all other matters which may be voted upon by our shareholders. Holders of preferred stock shall not possess cumulative voting rights in the election of directors. See “Description of Common Stock—Voting Rights” for a discussion of voting rights in the election of directors and other information with respect to shareholder meetings.

If dividends on the preferred stock shall be in arrears in an aggregate amount at least equal to six quarterly dividends, then the holders of all series of preferred stock, voting separately as one class, shall be entitled, at the next annual meeting of our shareholders or at a special meeting held in place thereof, or at a special meeting of the holders of the preferred stock called as provided below, to elect two directors to the board of directors. While the holders of preferred stock are so entitled to elect two directors, they shall not be entitled to participate with the common stock in the election of any other members of the board of directors. Whenever all arrearages in dividends on the preferred stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect two directors shall cease, provided that such voting rights shall again vest in the case of any similar future arrearages in dividends.

At any time after the right to vote for two directors shall have vested in the preferred stock, our secretary may, and, upon the written request of the holders of record of 10% or more of the shares of preferred stock then outstanding, shall call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them, to be held within 30 days after such call and at the place and upon the notice provided by law and in our by-laws for the holding of meetings of shareholders. The secretary shall not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of our shareholders. If any such special meeting shall not be called by the secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of preferred stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice provided above and for that purpose shall have access to our stock ledger. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of our shareholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect directors as provided above.

If any meeting of our shareholders shall be held while holders of preferred stock are entitled to elect two directors as provided above, and if the holders of at least a majority of the shares of preferred stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the shares of preferred stock present or so represented at such meeting, the then authorized number of our directors shall be increased by two, and the holders of the preferred stock shall be entitled to elect the additional directors at such meeting. Each such additional director so elected shall not hold office beyond the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect two directors as provided above. Whenever the holders of the preferred stock shall be divested of special voting power as provided above, the terms of office of all persons elected as directors by the holders of the preferred stock as a class shall forthwith terminate, and the authorized number of our directors shall be reduced accordingly.

The affirmative vote or consent of at least a majority of the shares of preferred stock at the time outstanding shall be required for us to:

•	increase the authorized number of shares of preferred stock;

•	create or increase the authorized number of shares of any other class of stock ranking on a parity with the preferred stock either as to dividends or upon liquidation; or

•	sell, lease or convey all or substantially all of our property or business, or voluntarily liquidate, dissolve or wind up the Company, or merge or consolidate the Company with any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except such stock of the corporation as may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the preferred stock or the stock of the resulting or surviving corporation issued in exchange therefor.

No consent of the holders of preferred stock shall be required in connection with any mortgaging or other hypothecation by us of all or any part of our property or business.

If a class of stock other than the preferred stock, prior in rank to or on a parity with the preferred stock as to dividends or upon liquidation, shall be created and issued, nothing shall prevent any such other class from being given the right, in case dividends thereon or sinking fund requirements, if any, thereof shall be in arrears, to vote as part of the same class as and equally with the preferred stock and to have and exercise, pari passu with the shares of preferred stock entitled to vote on any matters, any and all voting rights and powers with respect to the preferred stock.

Transactions with Ten Percent Shareholders

Our revised articles of incorporation provide that certain transactions between us and a beneficial owner of more than 10% of our voting stock (which includes preferred stock) must either:

•	be approved by a majority of our voting stock other than that held by such beneficial owner;

•	satisfy minimum price and procedural criteria set forth in our revised articles of incorporation; or

•	be approved by a majority of our directors who are not related to such beneficial owner.

The transactions covered by these provisions include mergers, consolidations, sales or dispositions of assets, adoption of a plan of liquidation or dissolution, or other transactions involving a beneficial owner of more than 10% of our voting stock.

Miscellaneous

The preferred stock offered hereby has no preemptive rights, is not liable for further assessments or calls and will be fully paid and non-assessable upon issuance. Shares of preferred stock which have been issued and reacquired in any manner by us shall resume the status of authorized and unissued shares of preferred stock and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage in dividends or sinking fund installments except as may be set forth in the related prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of the common stock. We have filed a copy of our revised articles of incorporation and our by-laws as exhibits to the registration statement. The common stock and the rights of common shareholders are subject to the applicable provisions of the Utah Revised Business Corporation Act (the “Act”), our revised articles of incorporation and our by-laws. We are presently authorized to issue 1,400,000,000 shares of common stock, par value $2.50 per share. On February 2, 2018, an aggregate of 779,305,276 shares of common stock were outstanding.

Dividends

Subject to the rights of holders of any preferred stock which may be issued, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of any legally available funds. We may not pay dividends on common stock, other than dividends payable in common stock or any other class or classes of stock junior in rank to the preferred stock as to dividends or upon liquidation, unless all dividends accrued on outstanding preferred stock have been paid or declared and set apart for payment.

Voting Rights

Holders of common stock are entitled to one vote for each share held. Except as provided in the related prospectus supplement, any series of preferred stock will be entitled, with certain exceptions, to vote together with the holders of common stock as one class for the election of directors and upon all matters voted upon by shareholders. See “Description of Preferred Stock—Voting Rights.” In voting for the election of directors, holders of common stock shall not have the right to cumulate their votes. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

Election of Directors

Pursuant to our by-laws, uncontested elections of directors generally are governed by Section 16-10a-1023(2) of the Act and contested elections of directors are governed by Section 16-10a-1023(3) of the Act.

Nominating Directors

A shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of the common stock for at least three years, may nominate and include in the proxy materials up to the greater of two directors or 20% of the number of directors then in office, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the by-laws.

Special Meetings of Shareholders

A shareholder or group of shareholders owning the requisite number of shares prescribed by the Act may request that the board of directors call a special meeting of our shareholders by providing the requisite information described in our by-laws, which generally includes a statement of the purpose of the special meeting, the text of any proposals to be considered at the meeting and information regarding the identity of the shareholder(s), the reasons for conducting such business at such shareholder meeting, any agreement or other relationship among a group of shareholders, and interest or interests, including beneficial ownership, of the shareholder(s) in such business and in and to our common stock. If a request for a special meeting involves the nomination of one or more directors, the by-laws require that the nominating shareholder(s) provide additional information, including any information required by the applicable securities laws, regarding each shareholder nominee. The board of directors has the right to submit additional nominees to the shareholders at any special meeting requested by the shareholders for purposes of electing directors. If a request for a special meeting satisfies all of the applicable provisions of our by-laws and the Act, the special meeting will be held not more than 90 days after the date of the request for the meeting at a time and place to be determined by the board of directors, unless the board of directors has called or calls for an annual meeting to be held within 90 days after the request for special meeting is received.

Advance Notice Requirements

Our by-laws include provisions applicable to certain shareholder activities, including the submission of binding shareholder proposals, nominating candidates to serve as directors at annual meetings of shareholders and submission of other matters to be considered at the annual meeting of shareholders. Generally, a timely notice regarding the submission of binding shareholder proposals, director nominees and other business to be considered at an annual meeting of shareholders (other than non-binding proposals submitted pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act) must be delivered to the Secretary at our principal executive offices not less than 90 days and not more than 120 days prior to the date of the anniversary of the previous annual meeting of shareholders. In addition to timely notice, shareholders must satisfy the applicable provisions of the Act and the by-laws, including the timely submission of information regarding the proposed business, the text of any proposals to be submitted to the shareholders and information regarding the identity of the shareholder(s), any agreement or other relationship among a group of shareholders, and the interest or interests, including beneficial ownership, of the shareholder(s) in and to our common stock. If the shareholder submission involves the nomination of one or more directors for consideration at the annual meeting, the by-laws require that the nominating shareholder(s) provide additional information, including any information required by the applicable securities laws, regarding each shareholder nominee.

Liquidation Rights

Any preferred stock would be senior to the common stock as to distributions upon our voluntary or involuntary liquidation, dissolution, distribution of assets or winding up. After distribution in full of the preferential amounts to be distributed to holders of preferred stock, holders of common stock will be entitled to receive all of our remaining assets available for distribution to shareholders ratably in proportion to the numbers of shares held by them, respectively, in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding up.

Transactions With Ten Percent Shareholders

The revised articles of incorporation provide for certain voting rights for the holders of our voting stock (including common stock) in the case of certain transactions between us and a beneficial owner of more than 10% of our voting stock. See “Description of Preferred Stock—Transactions With Ten Percent Shareholders.”

Miscellaneous

The common stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. All shares of common stock offered hereby will be fully paid and non-assessable.

Transfer Agent and Registrar

Computershare Trust Company of New York is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange.

Descriptions of our revised articles of incorporation, by-laws and sections of the Act are summaries only. You should review and rely on the actual and effective revised articles of incorporation, by-laws and sections of the Act.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities or preferred stock. Securities warrants may be issued independently or together with any debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock. The securities warrants will be issued under warrant agreements to be entered into between us and Wells Fargo Bank, National Association or The Bank of New York Mellon Trust Company, N.A., as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.

General

If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the offering price;

•	the currency, currencies or currency units for which securities warrants may be purchased;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which such debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants to purchase preferred stock and the price at which such shares of preferred stock may be purchased upon such exercise;

•	the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each such debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related debt securities or preferred stock will be separately transferable;

•	the date on which the right to exercise the securities warrants shall commence and the date (the “Expiration Date”) on which such right shall expire;

•	whether the securities warrants will be issued in registered or bearer form;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants.

We may exchange securities warrants for new securities warrants of different denominations. Securities warrants in registered form may be presented for registration of transfer. Securities warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the debt securities or shares of preferred stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by us), unexercised securities warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock purchasable upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by James J. Theisen, Jr., Esquire, Associate General Counsel of the Company, or another senior corporate counsel designated by us. Cravath, Swaine & Moore LLP, New York, New York, will pass upon certain matters for the underwriters, dealers or agents, unless otherwise specified in the prospectus supplement. As of February 9, 2018, Mr. Theisen beneficially owned 43,272 shares of common stock, including retention shares granted under our 2001 Stock Incentive Plan, and held options to purchase 44,976 additional shares of the common stock. Cravath, Swaine & Moore LLP has provided legal services from time to time to us and our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and quarterly reports, proxy statements and other information with the SEC. Our filings with the SEC, including the registration statement, are available at the SEC’s website on the internet at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange under the symbol “UNP”. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities. This prospectus, which constitutes a part of that registration statement, does not include all the information contained in that registration statement and its exhibits. For further information with respect to the securities, you should consult the registration statement and its exhibits.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.

Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them, which means that we will disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede information contained in this prospectus.

We incorporate by reference the document listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

We also incorporate by reference any filings made with the SEC (other than any portion of those filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of the offering made by this prospectus. The information contained on or accessible from our website (www.up.com) is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement.

We will, upon request, provide without charge a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Union Pacific Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution*

The following is a statement of the expenses (all of which are estimated) to be incurred by Union Pacific Corporation in connection with this registration statement, other than Underwriting discounts and commissions.

SEC registration fee		$(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing fees		(2)
Rating agency fees		(2)
Trustee’s fees and expenses		(2)
Miscellaneous		(2)

Total	$

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

*	All amounts are estimated.

Item 15.	Indemnification of Directors and Officers

Union Pacific Corporation (the “Company”) is a Utah corporation. Section 16-10a-901 et seq. of the Utah Revised Business Corporation Act grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such capacity. The Company’s by-laws provide for mandatory indemnification of its directors, officers and employees in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.

The Company’s revised articles of incorporation, incorporated herein as Exhibit 3.1 to this registration statement, eliminate in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

Reference is made to Section 7 of the form of underwriting agreement incorporated herein as Exhibit 1.1 to this registration statement for additional indemnification provisions.

Item 16.	Exhibits

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT

1.1	—	Form of Underwriting Agreement relating to Debt Securities, incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-3 (File No. 333-141084), dated March 6, 2007.

1.2	—	Form of Underwriting Agreement relating to Preferred Stock.*

1.3	—	Form of Underwriting Agreement relating to Common Stock.*

3.1	—	Revised Articles of Incorporation of Union Pacific Corporation, as amended and restated through June 27, 2011, and as further amended, effective May 15, 2014, incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

3.2	—	Form of Certificate of Amendment for Preferred Stock.*

3.3	—	By-Laws of Union Pacific Corporation, as amended effective as of November 19, 2015, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated November 19, 2015.

4.1	—	Indenture, dated as of December 20, 1996, between Union Pacific Corporation and Wells Fargo Bank, National Association, as successor to Citibank, N.A., Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-18345), dated December 20, 1996.

4.2	—	Indenture, dated as of April 1, 1999, between Union Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-75989), dated April 9, 1999.

4.3	—	Form of Warrant Agreement.*

4.4	—	Form of Debt Security, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 33-59323), dated May 12, 1995.

5	—	Opinion and consent of James J. Theisen, Jr., Esquire, Associate General Counsel for the Company.

12.1	—	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of James J. Theisen, Jr., Esquire, Associate General Counsel for the Company (included in Exhibit 5).

24	—	Powers of Attorney.

25.1	—	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association to act as trustee under the Indenture (referred to in description of Exhibit 4.1 above).

25.2	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture (referred to in description of Exhibit 4.2 above).

*	To be filed, if necessary, by amendment.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Union Pacific Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 12th day of February, 2018.

UNION PACIFIC CORPORATION

By:	/s/ Robert M. Knight, Jr.
Name: Robert M. Knight, Jr.
Title: Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below on this 12th day of February, 2018, by the following persons in the capacities indicated.

SIGNATURE	TITLE
/s/ Lance M. Fritz	President, Chief Executive Officer and Director (Principal Executive Officer)
(Lance M. Fritz)

/s/ Robert M. Knight, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Robert M. Knight, Jr.)

/s/ Todd M. Rynaski	Vice President and Controller (Principal Accounting Officer)
(Todd M. Rynaski)

*	Director
(Andrew H. Card, Jr.)

*	Director
(Erroll B. Davis, Jr.)

*	Director
(David B. Dillon)

*	Director
(Deborah C. Hopkins)

*	Director
(Jane H. Lute)

*	Director
(Michael R. McCarthy)

*	Director
(Michael W. McConnell)

*	Director
(Thomas F. McLarty III)

*	Director
(Bhavesh V. Patel)

*	Director
(Stephen R. Rogel)

*	Director
(Jose H. Villarreal)

*By:	/s/ James J. Theisen, Jr.
(James J. Theisen, Jr.) As Attorney-in-Fact

S-1

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
1.1	—	Form of Underwriting Agreement relating to Debt Securities, incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-3 (File No. 333-141084), dated March 6, 2007.

1.2	—	Form of Underwriting Agreement relating to Preferred Stock.*

1.3	—	Form of Underwriting Agreement relating to Common Stock.*

3.1	—	Revised Articles of Incorporation of Union Pacific Corporation, as amended and restated through June 27, 2011, and as further amended, effective May 15, 2014, incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

3.2	—	Form of Certificate of Amendment for Preferred Stock.*

3.3	—	By-Laws of Union Pacific Corporation, as amended effective as of November 19, 2015, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated November 19, 2015.

4.1	—	Indenture, dated as of December 20, 1996, between Union Pacific Corporation and Wells Fargo Bank, National Association, as successor to Citibank, N.A., Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-18345), dated December 20, 1996.

4.2	—	Indenture, dated as of April 1, 1999, between Union Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-75989), dated April 9, 1999.

4.3	—	Form of Warrant Agreement.*

4.4	—	Form of Debt Security, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 33-59323), dated May 12, 1995.

5	—	Opinion and consent of James J. Theisen, Jr., Esquire, Associate General Counsel for the Company.

12.1	—	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of James J. Theisen, Jr., Esquire, Associate General Counsel for the Company (included in Exhibit 5).

24	—	Powers of Attorney.

25.1	—	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association to act as trustee under the Indenture (referred to in description of Exhibit 4.1 above).

25.2	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture (referred to in description of Exhibit 4.2 above).

*	To be filed, if necessary, by amendment.